Exhibit 99.1

PRESS RELEASE

Cohen & Company Approves Shareholder Rights Plan to

Help Preserve Value of Deferred Tax Assets

Philadelphia, Pennsylvania, December 21, 2009 — Cohen & Company Inc. (NYSE Amex: COHN) (www.cohenandcompany.com) announced today that its board of directors has approved a shareholder rights plan to help preserve the value of the Company’s deferred tax assets, by reducing the risk of limitation of net operating loss and net capital loss carryforwards and certain other tax benefits under Section 382 of the Internal Revenue Code. The Company intends to seek shareholder approval of the rights plan at its next annual meeting.

Under Section 382, the Company’s ability to realize the value of its deferred tax assets would be substantially limited if an “ownership change” occurred over a defined period of time. In general, an “ownership change” occurs where there is a greater than 50-percentage point change in ownership of a company’s stock by shareholders owning (or deemed to own under Section 382) 5% or more of such company’s stock.

In connection with the rights plan, Cohen & Company has declared a dividend of one right for each share of common stock outstanding as of the close of business on December 21, 2009. After the rights plan takes effect today, any shareholder or group that acquires beneficial ownership of 4.95% or more of Cohen & Company’s outstanding common stock (an “acquiring person”), without the approval of the Company’s board of directors, could be subject to significant dilution in its holdings through the exercise of the rights by shareholders other than the acquiring person. Under the rights plan, rights held by an acquiring person are not exercisable. Daniel G. Cohen, the Company’s Chairman and Chief Executive Officer, and existing shareholders holding 4.95% or more of the Company’s common stock will not be considered acquiring persons unless they acquire additional shares, subject to certain exceptions described in the rights plan. In addition, in its discretion, the board of directors may exempt certain transactions and certain persons whose acquisition of securities is determined by the board not to jeopardize the Company’s deferred tax assets.

The rights will expire on December 31, 2012 or earlier if (i) the board of directors determines the rights plan is no longer needed to preserve the deferred tax assets due to the implementation of legislative changes, (ii) the board of directors determines, at the beginning of a specified period, that no tax benefits may be carried forward, (iii) the rights plan is not approved by the Company’s shareholders at the Company’s next annual meeting of shareholders, or (iv) certain other events occur as described in the rights plan.

Additional information regarding the board of director’s actions will be provided in a Current Report on Form 8-K and in a Registration Statement on Form 8-A which Cohen & Company intends to file with the Securities and Exchange Commission. Those filings will be available on Cohen & Company’s website, www.cohenandcompany.com, and on the SEC’s website at www.sec.gov.

About Cohen & Company

Cohen & Company is a leading investment firm specializing in credit-related fixed income investments and is organized into two primary businesses: Asset Management and Capital Markets. The Asset Management business manages assets through listed and private companies, funds, managed accounts and collateralized debt obligations. As of December 16, 2009, Cohen & Company managed approximately $16.5 billion in credit-related fixed income assets in a variety of asset classes, including U.S. trust preferred securities, European hybrid capital securities, Asian commercial real estate debt, and mortgage- and asset-backed securities. The Capital Markets business consists of credit-related fixed income sales and trading as well as new issue placements in corporate and securitized products.

Forward-Looking Statements

This communication contains certain statements that are “forward-looking statements.” In some cases, forward-looking statements can be identified by the use of forward-looking terminology such as “may,” “might,” “will,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negatives thereof or variations thereon or similar terminology. All statements other than statements of historical fact included in this communication are forward-looking statements and are based on various underlying assumptions and expectations and are subject to known and unknown risks, uncertainties and assumptions. These statements are based on our current expectations about future events. There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied in our forward-looking statements. These factors include, but are not limited to: (a) a decline in general economic conditions or the global financial markets, (b) losses caused by financial or other problems experienced by third parties, (c) losses due to unidentified or unanticipated risks, (d) a lack of liquidity, i.e., ready access to funds for use in our businesses, (e) competitive pressure, and (f) the possibility that the rights plan may fail to preserve the value of the Company’s deferred tax assets, whether as a result of the acquisition by a person of 5% of the Company’s common stock or otherwise. As a result, there can be no assurance that the forward-looking statements included in this communication will prove to be accurate or correct. In light of these risks, uncertainties and assumptions, the future performance or events described in the forward-looking statements in this communication might not occur. Accordingly, you should not rely upon forward-looking statements as a prediction of actual results and we do not assume any responsibility for the accuracy or completeness of any of these forward-looking statements. We do not undertake any obligation to, and will not, update any forward-looking statements, whether as a result of new information, future events or otherwise.

Media Inquiries

Joseph Kuo or Michael Herley

Kekst and Company

212-521-4863 or 212-521-4897

joe-kuo@kekst.com or michael-herley@kekst.com

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